Exhibit 99.3

News Release

NEWMONT SELLS ROYALTY AND OTHER NON-CORE ASSETS VALUED AT APPROXIMATELY $1.3 BILLION TO FRANCO-NEVADA

—Expects to record pre-tax gain of approximately $900 million in fourth quarter

DENVER, Colorado, December 20, 2007 — Newmont Mining Corporation (NYSE: NEM) confirmed today that it has sold its royalty assets and certain other non-core investments to Franco-Nevada Corporation in a transaction valued at approximately $1.3 billion (assuming a 20 day average US dollar/Canadian dollar exchange rate of 0.996). The sale marks the culmination of the process announced earlier this year by Newmont to monetize components of its royalty and equity portfolio. Based on the current Canadian dollar exchange rate, Newmont now expects to record a pre-tax gain from discontinued operations of approximately $900 million in the fourth quarter in connection with the sale.

Richard O’Brien, Newmont’s President and CEO, said, “We are extremely pleased with the outcome of the process that we announced earlier this year, which we believe has maximized the value of these assets for the benefit of our shareholders. The successful conclusion of this process on the timetable that we had originally established allows us to move into 2008 with the ability to devote our resources to the development of our core gold business.”

Investor Contact:

John Seaberg	303.837.5743	john.seaberg@newmont.com

Media Contact:

Omar Jabara	303.837.5114	omar.jabara@newmont.com

Cautionary Statement:

This news release contains forward-looking statements, including “forward-looking statements” within the meaning of applicable Canadian and United States securities laws. Such forward-looking statements include, without limitation, statements regarding the timing, terms and conditions and anticipated consequences of the possible transaction. Where statements by Newmont express or imply an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Newmont expressly disclaims any obligation to release publicly revisions to any forward-looking statement to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

NEWMONT - Sells Royalty and Other Non-Core Assets to Franco-Nevada for Approximately $1.3 Billion (December 20, 2007)	Page 1 of 1.